UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 26, 2023 (September 21, 2023)

Velo3D, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On September 21, 2023, William McCombe resigned from his position as Chief Financial Officer of Velo3D, Inc. (the “Company”) and as a member of the Board of Directors (the “Board”) of the Company, effective as of September 29, 2023, to pursue other career opportunities. Mr. McCombe’s resignation is not the result of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices. Mr. McCombe will stay on in a transitional capacity through November 7, 2023. During the transition period, Mr. McCombe will remain as an employee and his salary, benefits and the vesting of his equity awards will continue. Mr McCombe will participate in the Company’s earnings call announcing the results for the three and nine months ending September 30, 2023.
(c)
Effective as of September 29, 2023, the Board appointed Bernard Chung, the Company’s Vice President, Finance and principal accounting officer, as its Acting Chief Financial Officer and principal financial officer. Since September 2021, Mr. Chung, age 47, has served as the Vice President, Finance where Mr. Chung has led the Company’s accounting, finance and SEC reporting teams. Prior to the Company’s business combination, from December 2020 to September 2021, Mr. Chung served as Vice President, Finance of Velo3D, Inc. (n/k/a Velo3D US, Inc.) (“Legacy Velo3D”). From November 2018 to November 2020, Mr. Chung was the Corporate Controller at Textainer Group Holdings Limited (“Textainer”), a lessor of intermodal containers, where he was responsible for Textainer’s financial and strategic operations. Before joining Textainer, Mr. Chung served as the Assistant Corporate Controller at Knight-Swift Transportation Holdings Inc., a truckload and logistics services carrier, from July 2014 to November 2018. Mr. Chung also previously served as a director and audit manager for KPMG LLP. Mr. Chung, a Certified Public Accountant, holds a B.A. in Economics from Northwestern University and matriculated his Accounting credits from Loyola University Chicago.
There are no family relationships between Mr. Chung and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure
On September 26, 2023, the Company also issued a press release announcing Mr. McCombe’s departure and the appointment of Mr. Chung, a copy of which is attached hereto as exhibit 99.1. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued September 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.
Date:	September 26, 2023	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer